Exhibit 10.16

Extension of Registration Rights Agreement dated July 21, 2011

THIS EXTENTION is made as of the 13th day of February, 2012

By and Among:

(1)	CAESARSTONE SDOT YAM LTD, an Israeli Company (the “Company”)

(2)	Kibbutz Sdot Yam Agricultural Cooperative Society Ltd. (the “Kibbutz”); and

(3)	The Tene entities listed below

(“Tene” and together with the Kibbutz, the “Existing Shareholders”)

Recitals:

WHEREAS,	the Company, the Kibbutz and Tene are parties to that certain Registration Rights Agreement dated July 21, 2011 (the “Agreement”); and

WHEREAS,	the effectiveness of the Agreement is subject to the closing of an IPO (as such term is defined in the Agreement) prior to December 31, 2011;

WHEREAS,	the parties wish to extend the term of the aforementioned suspension condition until December 31, 2012, pursuant to the terms of this Extension set forth below;

NOW, THEREFORE, the parties hereby agree as follows:

1.	Notwithstanding Section 17 to the Agreement, the Agreement shall become effective upon the closing of an IPO before December 31, 2012, and shall not be considered void prior thereto.

2.	Pursuant to Section 1 above, Section 17 to the Agreement shall be amended, so that references to “December 31, 2011”, shall be deleted replaced with “December 31, 2012”.

3.	Except as specifically amended herein, all other terms and conditions of the Agreement shall remain unchanged and with the same force and effect as prior to the date of this Amendment.

IN WITNESS WHEREOF this Extension has been executed by the parties as of the date set forth above.

Caesarstone Sdot Yam Ltd
By:
Name:
Title:

Kibbutz Sdot Yam Agricultural Cooperative Society Ltd.
By:
Name:
Title:

Tene Surfaces Investments Limited Partnership
Tene Quartz Surfaces Investments (Parallel) Limited Partnership
By:
Name:
Title: